UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report: December 16, 2016
(Date of earliest event reported): December 15, 2016

 SUNOCO LOGISTICS PARTNERS L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-31219	23-3096839
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

3807 West Chester Pike, Newtown Square, PA	19073
(Address of principal executive offices)	(Zip Code)

(866) 248-4344
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
To the extent required, the information included in Item 8.01 of this Form 8-K is incorporated into this Item 1.01 by reference.

Item 8.01.	Other Events.
As previously reported on August 8, 2016, on August 2, 2016, Bakken Holdings Company LLC ("Bakken Holdings"), an entity in which Sunoco Logistics Partners L.P. ("SXL," or the "Partnership") indirectly owns a 40 percent membership interest, and Energy Transfer Partners, L.P. ("ETP") indirectly owns a 60 percent membership interest, entered into a Membership Interest Purchase Agreement (the "Purchase Agreement"), pursuant to which Bakken Holdings agreed to sell a 49 percent interest in its wholly-owned subsidiary, Bakken Pipeline Investments LLC ("Newco"), to MarEn Bakken Company LLC ("MarEn"), an entity jointly owned by Marathon Petroleum Corporation ("Marathon") and Enbridge Energy Partners, L.P. ("Enbridge") (the "Transaction").
Newco indirectly owns a 75 percent interest in each of Dakota Access, LLC ("Dakota Access") and Energy Transfer Crude Oil Company, LLC ("ETCO"), the entities responsible for developing, owning and operating the Bakken Pipeline Project, which will consist of (i) an approximately 1,172-mile, 30-inch diameter long-haul crude oil pipeline originating in North Dakota and terminating at Patoka, Illinois, including an in-field system with six receipt stations in the Bakken/Three Forks production area of North Dakota, and related facilities, and (ii) an approximately 749-mile, 24- and 30-inch diameter long-haul crude oil pipeline originating in Patoka, Illinois and terminating at Nederland, Texas, and related facilities. The remaining 25 percent of each of Dakota Access and ETCO is owned by wholly-owned subsidiaries of Phillips 66.
Subject to the terms and conditions of the Purchase Agreement, at the closing of the Transaction, in exchange for the 49 percent interest in Newco, MarEn will pay $2.0 billion in cash to Bakken Holdings.
Under the original terms of the Purchase Agreement, the Transaction could be terminated by either party if the Transaction had not been consummated on or prior to December 31, 2016 (the "Outside Termination Date").
On December 15, 2016, Bakken Holdings and MarEn entered into an amendment to the Purchase Agreement (the "Amendment"). Under the terms of the Amendment, the Outside Termination Date has been changed from December 31, 2016 to March 31, 2017. All other terms of the Purchase Agreement remain in full force and effect.
This report includes certain statements concerning expectations for the future that are forward-looking statements as defined by federal law. Such forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that are difficult to predict and many of which are beyond management's control. An extensive list of factors that can affect future results are discussed in the Partnership's Annual Report on Form 10-K and other documents filed from time to time with the Securities and Exchange Commission. The Partnership does not undertake any obligation to update or revise any forward-looking statement to reflect new information or events.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNOCO LOGISTICS PARTNERS L.P.

By:	Sunoco Partners LLC, its General Partner

	By:	/s/ PETER J. GVAZDAUSKAS
Peter J. Gvazdauskas
Chief Financial Officer and Treasurer
December 16, 2016
Newtown Square, PA